                                                   As Amended, October 23, 1997


                                  BY-LAWS OF
                           COMPUTER PRODUCTS, INC.

                                  ARTICLE I

                                   Offices

    The principal office of the Corporation shall be at 7900 Glades Road, Suite 500, Boca Raton, Florida 33433, or at such other place as the Board of Directors may from time to time direct. The Corporation may also establish and have such other offices or places, within or outside the State of Florida or any place in the world, as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  Shareholders

       2.1.  Shares.

             2.2.1. Certificates. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares, set forth any other information prescribed by the Florida Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. Certificates may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

             No certificate shall be issued for any share until such share is fully paid.

             2.2.2. Uncertificated Shares. Notwithstanding anything to the contrary contained in Section 2.2.1 hereof, unless the Business Corporation
Act or another statute
expressly provides otherwise, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series of stock without certificates in accordance with the provisions of the Business Corporation Act.

             2.2.3. Lost or Destroyed Certificates. The holder of any certificate representing shares of stock of the Corporation may notify the Corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Corporation against any loss or liability by reason of the issuance of such new certificates.

       2.2. Fractional Share Interests or Scrip. The Corporation may, when necessary or desirable in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations, issue a fraction of a share, make arrangements or provide reasonable opportunity for any person entitled to a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form, over the manual or facsimile signature of an officer of the Corporation or its agent, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation.

    The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable. Such conditions shall be stated or fairly summarized on the face of the certificate.

       2.3. Share Transfers. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these By-Laws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

       2.4. Record Date for Shareholders. The Board of Directors may establish in advance a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders (including a record date for determining shareholders entitled to demand a special meeting), or in order to make a determination of shareholders for any other purpose, provided that such date may not be more than seventy days before the meeting or action requiring such determination of shareholders.
If no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, the determination shall apply to any adjournment thereof, unless the Board of Directors establishes a new record date under this Section for the adjourned meeting which new record date will be established if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

       2.5. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

                                  ARTICLE III

                            Meetings of Shareholders

       3.1. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of the Board of Directors and for the transaction of such other business as may properly come before such meeting in accordance with Section 3.5 of Article III of these By-Laws shall be held at 10:00 A.M., Eastern Standard Time, or at such other hour as may be stated in the notice of the meeting, on the first Tuesday in May of each year or on such date and at such time as may be determined by the Board of Directors.

       3.2. Special Meetings. A special meeting of the shareholders may be called to conduct such business of the Corporation as set forth in Section
3.5 of Article III of these By-Laws (i) at any time by the Chairman, President, or the Board of Directors, or any officer instructed by the Board of Directors or the President to call the meeting, and (ii) shall be called by the President or a Vice President upon the written request of shareholders of the Corporation pursuant to Section 607.0702 of the Business Corporation Act.

       3.3. Place of Meetings. The meetings of the shareholders of the Corporation shall be held at its principal office in the State of Florida or at such other place within or without the State of Florida as shall be designated by the Board of Directors.

       3.4.  Notice of Meetings.

             3.4.1. General. Except as otherwise required by statute, notice of each meeting of the shareholders, whether annual or special, shall be in writing over the name of the President or the Secretary. Such notice shall state the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise prescribed by the Business Corporation Act, a copy of such notice shall be served, either personally or by mail at the direction of the President or the officer calling the meeting to each shareholder, upon each shareholder of record entitled to vote at such meeting not less than ten days nor more than sixty days before the date of such meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

             3.4.2. Waiver of Notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of the meeting, except where the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Attendance of a shareholder at a meeting shall constitute a waiver of any objection to consideration of a particular matter that is not within the purposes described in the meeting notice, except where the shareholder objects to considering the matter when it is presented. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him or his authorized attorney-in-fact, whether before or after such meeting, shall be the equivalent to the giving of such notice.

             3.4.3. Adjournments. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, the Board of Directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given each shareholder of record of the new record date.

      3.5. Nature of Business.

             3.5.1. General. At any meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder who complies with the procedures set forth in this Section 3.5.

             3.5.2.  Business of Meeting.  Except as otherwise provided by
Section 3.6 hereof or by law, the only business which shall be conducted at any meeting of the shareholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in Section 3.4 hereof; (ii) be brought before the meeting at the direction of the Board of Directors or the chairman of the meeting; or (iii) have been specified in a written notice (a "Shareholder Meeting Notice") given to the Corporation, in accordance with the requirements of Section 3.5.3 hereof, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. No business shall be brought before any meeting of shareholders of the Corporation otherwise than as provided in this Section 3.5 or in Section 3.6 hereof.

             3.5.3. Shareholder Meeting Notice. Each Shareholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each Shareholder Meeting Notice shall set forth: (i) a description of each item of business proposed to be brought before the meeting; (ii) the name and address of the shareholder proposing to bring such item of business before the meeting;
(iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Shareholder Meeting Notice; and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission (the "Commission") if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934.

       3.6. Nomination of Directors.

             3.6.1. General. Except as otherwise fixed pursuant to Article THIRD of the Articles of Incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, acting separately by class or series, to elect, under specified circumstances, directors at a meeting of shareholders, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice (a "Shareholder Nomination Notice") of such shareholder's intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Secretary of the Corporation at, the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedure set forth in this Section 3.6.

             3.6.2. Shareholder Nomination Notice. Each Shareholder Nomination Notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of the Shareholder Nomination Notice; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected.

       3.7. Quorum. At all meetings of the shareholders the presence in person or by proxy of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. In the absence of a quorum, a majority in interest of the shareholders entitled to vote, present in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

       3.8. Inspectors of Election. The Board of Directors shall appoint two persons, who need not be shareholders, to act as Inspectors of Election at all meetings of the shareholders until the close of the next annual meeting. No candidate for the office of director shall act as an Inspector of Election. If there be a failure to appoint Inspectors, or if any Inspector appointed be absent or refuse to act, or if his office becomes vacant, the Board of Directors present at the meeting may choose temporary Inspectors of the number required. The Inspectors appointed to act at any meeting of the Board of Directors, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Inspectors at such meeting with strict impartiality, and according to the best of their ability.

       3.9. Voting. Each shareholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. Every proxy shall be signed by the shareholder or by his duly authorized attorney-in-fact, and filed with the Secretary of the Corporation. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. At all meetings of the shareholders, all matters shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, except as provided by the Articles of Incorporation or the laws of the State of Florida. [Amended March 30, 1994]

       3.10. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list, in alphabetical order, of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of the shares held by each. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation in the State of Florida, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

       3.11. Waiver of Irregularities. All informalities and irregularities in calls, notices of meeting and in the manner of voting, form of proxy, credentials, and methods of ascertaining those present, shall be deemed waived if no objection is made thereto at the meeting.

       3.12. Written Action. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. Such notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenter rights are provided under the Business Corporation Act, the notice shall also include a clear statement of the right of the shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of the Business Corporation Act regarding the rights of dissenting shareholders.

                                   ARTICLE IV

                               Board of Directors

       4.1. General Powers and Qualifications. The property, affairs and business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all of the powers of the Corporation, except such as are by law or by the Articles of Incorporation or by these By-Laws expressly conferred upon or reserved to the shareholders.

       4.2. Number, Election and Term of Office. Until changed as hereinafter provided, the number of directors shall be not less than three nor more than twelve (12) as may be from time to time fixed by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Subject to the provisions of Section 4.4.2 of this Article IV, the directors shall be elected annually by the shareholders entitled to vote at the annual meeting of shareholders, if the votes cast favoring the action exceed the votes cast opposing the action. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the annual meeting of shareholders held next after his election and until his successor shall have been elected and qualified or until his earlier death, resignation or removal in the manner hereinafter provided. [Amended March 30, 1994]

       4.3. Meetings.

             4.3.1. Time. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

             4.3.2. Place. Meetings shall be held at such place, (within or without the State of Florida) as shall be fixed by the Board of Directors.

             4.3.3. Call. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, a Co-Chairman of the Board who is also the chief executive officer of the Corporation, if any, the President, or a majority of the directors. [Amended October 23, 1997]

             4.3.4. Notice. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the director's thereat but in any event no less than two days before the day on which the meeting is to be held. Unless otherwise provided herein, the notice or a waiver of notice of any meeting need not specify the business to be transacted or the purposes of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. A director may waive notice of a meeting, before or after such meeting, in writing or by telegraph, radio, cable or telecopy.

             4.3.5. Telephonic Participation. Members of the Board of Directors may participate in a meeting of said Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall be deemed to constitute presence in person at a meeting.

             4.3.6. Chairman of the Meeting. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting: the Chairman of the Board, if any, a Co-Chairman of the Board who is also the chief executive officer of the Corporation, if any, any other Co-Chairman of the Board, if any, the President, or any other director chosen by the Board. [Amended October 23, 1997]

             4.3.7. Quorum. The presence, at any meeting, of a majority of the total number of directors constituting the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and except as otherwise required by statute, the Articles of Incorporation or these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting. Notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

       4.4. Resignations and Vacancies.

             4.4.1. Resignation. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors, the President, a Vice President, the Secretary, or an Assistant Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

             4.4.2. Vacancies. If any vacancy shall occur among the directors by reasons of death, resignation, disqualification, removal or by reason of an increase in the number of directors or otherwise, such vacancy may be filled by a majority vote of the remaining directors, though less than a quorum. Any such vacancy may also be filled by the affirmative vote of a plurality of the shareholders present and entitled to vote at any meeting held during the existence of such vacancy, provided that the notice of such meeting shall have mentioned such vacancy or expected vacancy.
[Amended March 30, 1994]

       4.5. Written Action. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or a committee thereof, if any, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the directors or all the members of the committee, as the case may be, and is filed in the minutes of the proceedings of the Board or of the committee, as the case may be.

       4.6. Compensation. The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and reimbursement for actual expenses incurred in connection with the attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

       4.7. Committees. By resolutions adopted by a majority of the Board of Directors then in office, the Board may designate an executive committee and one or more other committees, each such committee to consist of three or more directors of the Corporation. The executive committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock (to the extent permitted pursuant to Section 607.0825 of the Business Corporation Act), and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the Board then in office.

       4.8. Chairman of the Board. The Board of Directors may elect a Chairman of the Board to perform such duties and have such responsibilities as from time to time may be assigned to him by the Board of Directors.

       4.9 Co-Chairman of the Board. The Board of Directors may elect Co-Chairmen of the Board, each to perform such duties and have such responsibilities as from time to time may be assigned to each of them by the Board of Directors. [Added October 23, 1997]

                                   ARTICLE V

                                    Officers

       5.1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as may be appointed from time to time by the Board of Directors.

       5.2. Election, Term of Office and Qualifications. Each officer specifically designated in Section 5.1 of this Article V shall be chosen by the Board of Directors and shall hold his office until his successor shall have been duly chosen and qualified or until his death or until he shall resign or shall have been removed.

       5.3.  Removal, Resignations and Vacancies.

             5.3.1. Removal. Any officer may be removed either with or without cause by vote of a majority of the Board of Directors then in office.

             5.3.2. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by the President, a Vice President, the Secretary or an Assistant Secretary.

             5.3.3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by a majority of the directors then in office, although less than a quorum.

       5.4. The President. The President, unless otherwise determined by the Board of Directors, shall be the chief executive officer of the Corporation. Subject to the supervision and direction of the Board of Directors, he shall be responsible for managing the affairs of the Corporation. He shall have supervision and direction of all of the other officers of the Corporation and shall have the powers and duties usually and customarily associated with the office of the President. He shall preside at meetings of the shareholders and, subject to Section 4.3.6 hereof, the Board of Directors.

       5.5. The Vice Presidents. The Vice Presidents shall have such powers and duties as may be delegated to them by the President.

       5.6.  Secretary and Assistant Secretary.

             5.6.1. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of meetings of the shareholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the President, an Executive Vice President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the President.

             5.6.2. Assistant Secretary. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to him by the President.

       5.7.  Treasurer and Assistant Treasurer.

             5.7.1. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the President and the Board whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the President.

             5.7.2. Assistant Treasurer. The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to him by the President.

       5.8. Additional Officers. Each other officer appointed by the Board shall hold office for such period, have such authority and perform such duties as directed by the Board of Directors.

       5.9. Compensation. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE VII

                                 Corporate Seal

       The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                  ARTICLE VIII

                                  Fiscal Year

       The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

                                   ARTICLE IX

                                Indemnification

       Each director or officer who the Corporation is empowered to indemnify pursuant to the provisions of Section 607.0850 of the Business Corporation Act (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those directors and officers seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of shareholders or directors, or otherwise. No repeal or amendment of this Article IX shall adversely affect any rights of any person pursuant to this Article IX which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

                                   ARTICLE X

                                   Amendments

       These By-Laws may be altered or amended by a majority of the Board of Directors then in office to the full extent permitted by law or regulation and may also be altered or amended by a majority of the holders of the outstanding voting stock of the Corporation present in person or by proxy at any meeting of the shareholders called for that purpose.

\                                          16